EXHIBIT 32.3
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Aaron’s, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert C. Loudermilk, Jr., Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. section 1350, that:
(1)
The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2011	/s/ Robert C. Loudermilk, Jr.
Robert C. Loudermilk, Jr.
Chief Executive Officer